UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): August 20, 2025

TERAWULF INC.

(Exact name of registrant as specified in its charter)

Delaware	001-41163	87-1909475
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

9 Federal Street

Easton, Maryland 21601

(Address of principal executive offices) (Zip Code)

(410) 770-9500

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common stock, $0.001 par value per share	WULF	The Nasdaq Capital Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01. Entry into a Material Definitive Agreement.

Convertible Notes Offering

On August 20, 2025, TeraWulf Inc. (the “Company”) completed its previously announced private offering of 1.00% Convertible Senior Notes due 2031 (the “notes”). The notes were sold under a purchase agreement, dated as of August 18, 2025, entered into by and between the Company and Morgan Stanley & Co. LLC, as representative of the several initial purchasers named therein (the “Initial Purchasers”), for resale to persons reasonably believed to be qualified institutional buyers pursuant to Rule 144A under the Securities Act of 1933, as amended (the “Securities Act”). The aggregate principal amount of notes sold in the offering was $850 million. The Company also granted to the initial purchasers of the notes an option to purchase, within a 13-day period beginning on, and including, the date on which the notes were first issued, up to an additional $150 million aggregate principal amount of the notes.

The notes were issued at a price equal to 100% of their principal amount. The net proceeds from the sale of the notes were approximately $828.7 million after deducting the Initial Purchasers’ discounts and commissions and estimated offering expenses payable by the Company.

The Company intends to use approximately $85.5 million of the net proceeds from the sale of the notes to pay the cost of certain capped call transactions with the remaining net proceeds used to fund a portion of the Company’s data center expansion and for general corporate purposes.

Indenture and the Notes

On August 20, 2025, the Company entered into an indenture (the “Indenture”) with respect to the notes with Wilmington Trust, National Association, as trustee (the “Trustee”). The notes are senior unsecured obligations of the Company and bear interest at a rate of 1.00% per year payable semiannually in arrears on March 1 and September 1 of each year, beginning on March 1, 2026. The notes will mature on September 1, 2031, unless earlier converted, redeemed or repurchased in accordance with their terms.

The notes are convertible into shares of the Company’s common stock at an initial conversion rate of 80.4602 shares per $1,000 principal amount of notes (equivalent to an initial conversion price of approximately $12.43 per share of common stock). The conversion rate is subject to customary anti-dilution adjustments. In addition, following certain events that occur prior to the maturity date or if the Company delivers a notice of redemption, the Company will increase the conversion rate for a holder who elects to convert its notes in connection with such corporate event or notice of redemption, as the case may be, in certain circumstances as provided in the Indenture.

Prior to June 1, 2031, the notes are convertible only upon the occurrence of certain events. On or after June 1, 2031 until the close of business on the second scheduled trading day immediately preceding the maturity date of the notes, holders may convert the notes at any time. Upon conversion of the notes, the Company will pay or deliver, as the case may be, cash or a combination of cash and shares of common stock, at the Company’s election. The Company’s ability to elect to settle conversions in shares of common stock will be subject to its receipt of stockholder approval for an increase in the number of the Company’s authorized shares of common stock.

Prior to September 6, 2028, the Company may not redeem the notes. The Company may redeem for cash all or any portion of the notes, at its option, on or after September 6, 2028 if the last reported sale price of the Company’s common stock has been at least 130% of the conversion price then in effect for at least 20 trading days (whether or not consecutive), including the trading day immediately preceding the date on which the Company provides a notice of redemption, during any 30 consecutive trading day period ending on, and including, the trading day immediately preceding the date on which the Company provides notice of redemption. The redemption price will be equal to 100% of the principal amount of the notes to be redeemed, plus accrued and unpaid interest, if any, to, but excluding, the redemption date.

If the Company undergoes a “fundamental change,” as defined in the Indenture, prior to maturity, subject to certain conditions, holders may require the Company to repurchase for cash all or any portion of their notes at a fundamental change repurchase price equal to 100% of the principal amount of the notes to be repurchased, plus any accrued and unpaid interest to, but excluding, the fundamental change repurchase date.

The Indenture contains customary terms and covenants, including that upon certain events of default occurring and continuing, either the Trustee or the holders of at least 25% in principal amount of the outstanding notes may declare 100% of the principal of and accrued and unpaid interest, if any, on, all the outstanding notes to be due and payable.

The foregoing description of the Indenture and the notes does not purport to be complete and is qualified in its entirety by reference to the full text of the Indenture (and the form of note included therein), a copy of which is filed with this Current Report on Form 8-K as Exhibit 4.1 and 4.2 hereto and is hereby incorporated herein by reference.

Capped Call Transactions

On August 18, 2025, in connection with the pricing of the offering of the notes, the Company entered into privately negotiated capped call transactions (the “Capped Call Transactions”) with certain financial institutions (the “Option Counterparties”). The Capped Call Transactions cover, subject to customary anti-dilution adjustments, the aggregate number of shares of the Company’s common stock that initially underlie the notes, and are expected generally to reduce potential dilution to the Company’s common stock upon any conversion of the notes and/or offset some or all of any cash payments the Company is required to make in excess of the principal amount of converted notes, as the case may be, with such reduction and/or offset subject to a cap, based on the cap price of the Capped Call Transactions. The cap price of the Capped Call Transactions is $18.76, which represents a premium of 100% over the last reported sale price of the Company’s common stock on August 18, 2025. The cost of the Capped Call Transactions was approximately $85.5 million.

The Capped Call Transactions are separate transactions, each between the Company and the applicable Option Counterparty, and are not part of the terms of the notes and will not affect any holder’s rights under the notes or the Indenture. Holders of the notes will not have any rights with respect to the Capped Call Transactions.

The above description of the Capped Call Transactions is a summary and is not complete. A copy of the form of the Capped Call Confirmations is filed as Exhibit 10.1 to this Current Report on Form 8-K, and the above summary is qualified by reference to the terms set forth in such Exhibit.

Item 2.03. Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information set forth in Item 1.01 of this Current Report on Form 8-K is incorporated herein by reference.

Item 3.02. Unregistered Sales of Equity Securities.

The information set forth in Item 1.01 of this Current Report on Form 8-K is incorporated herein by reference.

The Company offered and sold the notes to the Initial Purchasers in reliance on the exemption from the registration requirements provided by Section 4(a)(2) of the Securities Act, and the notes were resold only to persons reasonably believed to be qualified institutional buyers pursuant to Rule 144A under the Securities Act. The Company will settle conversions of the notes by paying and/or delivering, as the case may be, cash or a combination of cash and shares of the Company’s common stock, at the Company’s election. Neither the notes nor the underlying shares of common stock have been registered under the Securities Act and may not be offered or sold in the United States absent registration or an applicable exemption from registration requirements. The Company does not intend to file a shelf registration statement for the resale of the notes or any common stock issuable upon conversion of the notes.

Cautionary Note Regarding Forward-Looking Statements.

Statements in this Current Report on Form 8-K about future expectations, plans, and prospects, as well as any other statements regarding matters that are not historical facts, may constitute “forward-looking statements” within the meaning of The Private Securities Litigation Reform Act of 1995. These statements include, but are not limited to, statements relating to the completion, size and timing of the offering, the anticipated use of any proceeds from the offering, and the terms of the notes. The words “anticipate,” “believe,” “continue,” “could,” “estimate,” “expect,” “intend,” “may,” “plan,” “potential,” “predict,” “project,” “should,” “target,” “will,” “would,” and similar expressions are intended to identify forward-looking statements, although not all forward-looking statements contain these identifying words. Actual results may differ materially from those indicated by such forward-looking statements as a result of various important factors, including uncertainties related to market conditions and the completion of the offering on the anticipated terms or at all, the other factors discussed in the “Risk Factors” section of TeraWulf’s Annual Report on Form 10-K filed with the U.S. Securities and Exchange Commission (the “SEC”) on March 3, 2025, the “Risk Factors” section of TeraWulf’s Quarterly Reports on Form 10-Q and the risks described in other filings that TeraWulf may make from time to time with the SEC. Any forward-looking statements contained in this Current Report on Form 8-K speak only as of the date hereof, and TeraWulf specifically disclaims any obligation to update any forward-looking statement, whether as a result of new information, future events, or otherwise, except to the extent required by applicable law.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description
4.1	Indenture, dated as of August 20, 2025, between TeraWulf Inc. and Wilmington Trust, National Association, as trustee, relating to the 1.00% convertible senior notes.
4.2	Form of note representing the 1.00% Convertible Senior Notes due 2031 (included as Exhibit A to Exhibit 4.1).
10.1	Form of Capped Call Confirmations.
104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: August 20, 2025	TERAWULF, INC.

	By:	/s/ Patrick A. Fleury
	Name:	Patrick A. Fleury
	Title:	Chief Financial Officer